Exhibit 99

OFG Bancorp Reports 2Q14 Results

SAN JUAN, Puerto Rico, July 23, 2014 – OFG Bancorp (NYSE: OFG) today reported results for the second quarter ended June 30, 2014.

2Q14 Highlights

•         Income available to common shareholders totaled $17.8 million, or $0.38 per share diluted. In the preceding quarter, OFG earned $20.3 million, or $0.42 per share diluted, which included a pre-tax gain on the sale of securities of $4.4 million. In the year ago quarter, OFG earned $34.1 million, or $0.68 per share diluted, which included a net positive impact of $16.3 million from non-recurring items.

•         Net interest margin continued strong at 6.10% compared to 5.90% in the first quarter of 2014.

•         Puerto Rico government related loan and investment security balances (excluding obligations of municipalities) declined 15.7%, to $454.9 million at June 30, 2014, from $539.5 million at March 31, 2014.

•         Cost of deposits continued to fall, to 76 bps from 80 bps in the first quarter of 2014, as demand and savings account balances continued to increase as a proportion of deposits.

•         Tangible book value per common share of $14.71 at June 30, 2014 rose 4.6%, from $14.07 at March 31, 2014, and book value per common share of $16.87 grew 3.9%, from $16.23 at March 31, 2014.

•         Performance metrics were in line with OFG’s targets, with return on average assets of 1.10%, return on average tangible common stockholders' equity of 10.96%, and efficiency ratio of 47.89%.

•         Average common shares outstanding declined 0.7%, to 45.0 million at June 30, 2014, from the end of the previous quarter, reflecting share repurchases late in the first quarter of 2014.

CEO Comment

José Rafael Fernandez, President, Chief Executive Officer, and Vice Chairman, commented:

“OFG’s strong results for the sixth consecutive quarter since the close of the BBVA PR acquisition demonstrate the success of our growth strategies, timely capital management actions, and overall execution discipline. Post-acquisition, we have achieved notable growth in book value and capital.”

“Our operational outlook remains intact. We are focused on managing our businesses in a prudent manner, while carefully controlling costs, in order to grow our core profits. This has been our approach to navigate the challenging economic environment that has prevailed in Puerto Rico for a while now. At the same time, we are continuing our focus on building our franchise and brand value to differentiate Oriental in the local market.”

“We expect to see a notable upside to reported earnings in the second half of 2015, as the amortization of the FDIC indemnification asset will be significantly lower.”

2Q14 Income Statement Highlights

The following compares data for the second quarter 2014 to the first quarter of 2014 unless otherwise noted.

•         Non-covered loan income increased 3.3%, to $88.1 million from $85.2 million. Growth reflects certain acquired loans rolled over to the originated loans category, and higher cost recoveries from acquired loans.

•         Covered loan income rose 6.4%, to $24.9 million from $23.4 million. The increase reflects continued, higher cost recoveries due to successful workout efforts.

•         Investment securities interest income declined $1.5 million, to $13.0 million from $14.4 million, due to lower balances of securities as a result of prepayments, and the previously reported first quarter 2014 sale of mortgage-backed securities and repayment of a PR government related security.

•         Total provision for loan and lease losses increased $3.1 million, to $14.8 million from $11.7 million, mostly reflecting higher originated loan balances and an increase in charge off levels.

•         Banking service revenues continued steady, with revenues of $10.0 million compared to $10.6 million, which included approximately $0.5 million in certain annual and cyclical client payments.

•         Wealth management revenues increased to $7.3 million, compared to $6.9 million, largely reflecting higher sales of variable annuities.

•         Mortgage banking activities remained level, with revenues of $1.6 million compared to $1.7 million. Second quarter 2014 results reflected increased production offset by smaller gains from secondary market sales. OFG sells most of its residential mortgage production into the secondary market.

•         FDIC indemnification asset amortization continued as expected, at $18.4 million compared to $18.5 million. The indemnification asset was $143.7 million at June 30, 2014 compared to $166.2 million at March 31, 2014.

•         Non-interest expenses declined 2.5%, to $59.8 million from $61.4 million. This primarily reflects reaching deduction limits for payroll benefits, and reduced costs associated with foreclosed real estate.

June 30, 2014 Balance Sheet Highlights

The following compares data as of June 30, 2014 to March 31, 2014 or for the second quarter of 2014 to the first quarter of 2014 unless otherwise noted.

•         Production of new loans (excluding renewals) increased 4.4%, to $221.6 million, due to increases in consumer, commercial and mortgage volumes. Areas where OFG is focused on building loans – commercial, consumer and auto – increased 4%, to a balance of $2.6 billion.

•         Puerto Rico government related debt declined primarily due to $100.0 million in principal amount of Tax Revenue Anticipation Notes (TRANs) repaid upon maturity by the Central Government, and $20 million in principal amount of privately-placed securities repaid by the issuer at par.

•         Average interest earning assets declined to $7.0 billion from $7.1 billion. This was primarily due to (i) second quarter 2014 maturities of PR government related loans mentioned above; and (ii) the previously reported first quarter 2014 sale of mortgage-backed securities and repayment of a PR government related security.

•         Demand deposit and savings account balances increased to 64% of total deposits compared to 63% at the end of last quarter, and 57% at the end of the year ago quarter. This reflects OFG’s effort to enhance its funding profile and reduce cost of deposits, which fell to an average 76 bps in the second quarter of 2014, compared to 80 bps in the preceding quarter, and 96 bps in the year ago quarter.

•         Total stockholders’ equity increased 3.2% to $925.2 million from $896.5 million, reflecting increases in retained earnings and other comprehensive income.

Credit Quality Highlights

The following compares data excluding acquired loans for the second quarter 2014 to the first quarter 2014 unless otherwise noted.

Credit metrics remained in line with general ranges reported over the last 12 months. Increases from the preceding quarter reflect higher volumes in certain businesses.

•         Net charge off rate increased to 0.96% from 0.86%, primarily due to increasing volume in the consumer business.

•         Nonperforming loan rate increased to 3.39% from 3.25%, mainly due to residential mortgages.

•         Total delinquency rate increased to 8.61% from 8.10%, mainly due to mortgages.

•         Allowance for loan and lease losses as a percentage of loans held for investment (including acquired loans) declined to 1.92% from 1.95%.

Capital Position

The following compares data for the second quarter 2014 to the first quarter of 2014.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•         Tangible common equity to total tangible assets increased to 8.70% from 8.16%, based on a 4.6% increase in tangible common equity, to $662.4 million, and a 1.9% decline in tangible assets, to $7.6 billion.

•         Tier 1 risk-based capital ratio increased to 15.49% from 14.76%, based on a 3.8% increase in Tier 1 capital, to $773.8 million, and a 1.1% decline in total risk weighted assets, to $5.0 billion.

•         Total risk-based capital ratio increased to 17.30% from 16.56%, based on a 3.3% increase in total risk-based capital, to $863.8 million, and total risk weighted assets of $5.0 billion.

Conference Call

A conference call to discuss OFG’s results for the second quarter of 2014, outlook and related matters will be held Thursday, July 24, 2014 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended June 30, 2014, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 50th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 55 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2014 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	1
Table 2:	Consolidated Statements of Operations	2
Table 3:	Consolidated Statements of Financial Condition	3-4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	14
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (2)
		2014	2014	2013	2013	2013	2014	2013
(Dollars in thousands, except per share data) (unaudited)		Q2	Q1	Q4	Q3	Q2	YTD	YTD
Earnings
Net interest income		$106,078	$103,398	$110,671	$99,091	$106,295	$209,476	$199,909
Non-interest income, net (core)	(3)	18,885	19,119	17,284	21,874	24,561	38,004	46,999
Operating expenses		59,848	61,404	65,603	63,236	68,687	121,252	135,298
Provision for loan and lease losses		14,815	11,691	12,593	12,974	38,738	26,506	47,326
FDIC shared-loss expense, net		18,355	18,487	20,466	15,965	19,965	36,842	32,836
Net income before income taxes		31,922	35,532	29,608	26,204	5,605	67,454	33,923
Effective income tax rate		33.25%	33.17%	32.13%	25.13%	-569.74%	33.20%	-73.13%
Net income		21,309	23,747	20,094	19,619	37,539	45,056	58,731
Net income available to common stockholders		$17,843	$20,282	$16,628	$16,154	$34,073	$38,125	$51,800
Common Share Statistics
Earnings per common share - basic	(6)	$0.40	$0.45	$0.36	$0.35	$0.75	$0.84	$1.14
Earnings per common share - diluted	(7)	$0.38	$0.42	$0.35	$0.34	$0.68	$0.80	$1.05
Average common shares outstanding		45,014	45,329	45,674	45,927	45,630	45,170	45,613
Average common shares outstanding and equivalents		52,352	52,598	52,987	53,322	52,968	52,476	52,929
Cash dividends per common share	(22)	$0.08	$0.08	$0.08	$0.06	$0.06	$0.16	$0.12
Book value per common share (period end)		$16.87	$16.23	$15.74	$15.63	$15.45	$16.87	$15.45
Tangible book value per common share (period end)	(8)	$14.71	$14.07	$13.60	$13.47	$13.27	$14.71	$13.27
Balance Sheet (Quarterly Average Balances)
Loans held for investment	(9)	$5,019,381	$5,007,347	$5,117,939	$5,136,745	$5,057,269	$5,013,403	$5,083,403
Interest-earning assets		6,972,134	7,108,864	7,302,708	7,438,957	7,536,360	7,093,562	7,662,089
Total assets		7,736,715	8,041,159	8,326,879	8,424,466	8,525,996	7,888,096	8,681,197
Total deposits		5,218,663	5,334,564	5,537,142	5,654,274	5,612,811	5,276,293	5,611,185
Borrowings		1,470,669	1,632,782	1,742,115	1,734,769	1,863,383	1,551,278	2,030,065
Stockholders' equity		914,395	894,636	884,913	879,726	870,924	925,202	870,924
Common stockholders' equity		748,525	728,766	715,261	702,444	698,784	738,686	697,000
Performance Metrics
Net interest margin	(10)	6.10%	5.90%	6.01%	5.28%	5.66%	5.96%	5.26%
Return on average assets	(11)	1.10%	1.18%	0.97%	0.93%	1.76%	1.14%	1.35%
Return on average tangible common stockholders' equity	(12)	10.96%	12.86%	10.78%	10.71%	22.75%	11.89%	17.35%
Efficiency ratio	(13)	47.89%	50.12%	51.18%	52.39%	52.49%	48.99%	54.80%
Full-time equivalent employees, period end		1,575	1,546	1,534	1,558	1,573	1,575	1,573
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$50,638	$49,507	$49,081	$47,573	$45,701	$50,638	$45,701
Allowance as a % of loans held for investment		1.92%	1.95%	2.04%	2.03%	2.55%	1.92%	2.55%
Net charge-offs	(20)	$6,300	$5,199	$5,427	$5,058	$32,552	$21,984	$35,935
Net charge-off rate	(15)	0.96%	0.86%	0.91%	1.02%	8.89%	0.87%	2.61%
Early delinquency rate (30 - 89 days past due)	(16) (17)	4.85%	4.51%	4.97%	4.16%	5.72%	4.85%	5.72%
Total delinquency rate (30 days and over)	(16) (17)	8.61%	8.10%	8.92%	8.04%	10.42%	8.61%	10.42%
Capital Ratios	(18)
Leverage ratio		10.26%	9.51%	9.11%	8.74%	8.54%	10.26%	8.54%
Tier 1 common ratio		11.47%	10.79%	10.44%	10.24%	10.09%	11.47%	10.09%
Tier 1 risk-based capital ratio		15.49%	14.76%	14.35%	14.24%	14.12%	15.49%	14.12%
Total risk-based capital ratio		17.30%	16.56%	16.14%	16.03%	16.19%	17.30%	16.19%
Tangible common equity ("TCE") ratio		8.70%	8.16%	7.71%	7.41%	7.25%	8.70%	7.25%

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations (2)
		Quarter Ended					Six-Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data) (unaudited)		2014	2014	2013	2013	2013	2014	2013
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$88,064	$85,243	$92,565	$87,655	$91,105	$173,307	$171,912
Loans covered under shared-loss agreements with the FDIC		24,879	23,388	25,885	21,657	23,999	48,267	44,228
Total interest income from loans		112,943	108,631	118,450	109,312	115,104	221,574	216,140
Investment securities		12,957	14,443	13,607	11,789	11,198	27,400	24,334
Total interest income		125,900	123,074	132,057	121,101	126,302	248,974	240,474
Interest expense:
Deposits
Core deposits		7,875	7,662	8,834	9,947	8,885	15,537	17,171
Brokered deposits		1,290	1,316	1,387	1,387	602	2,606	2,252
Total deposits		9,165	8,978	10,221	11,334	9,487	18,143	19,423
Borrowings		10,657	10,698	11,165	10,676	10,520	21,355	21,142
Total interest expense		19,822	19,676	21,386	22,010	20,007	39,498	40,565
Net interest income		106,078	103,398	110,671	99,091	106,295	209,476	199,909
Provision for loan and lease losses, excluding acquired loans		7,431	5,625	6,934	6,930	35,919	13,056	41,714
Provision for acquired loan and lease losses	(1)	7,384	6,066	5,659	6,044	2,819	13,450	5,612
Total provision for loan and lease losses, net		14,815	11,691	12,593	12,974	38,738	26,506	47,326
Net interest income after provision for loan and lease losses		91,263	91,707	98,078	86,117	67,557	182,970	152,583
Non-interest income:
Banking service revenues		9,995	10,557	7,748	12,146	12,705	20,552	24,345
Wealth management revenues		7,336	6,867	7,839	7,394	8,030	14,203	15,690
Mortgage banking activities		1,554	1,695	1,697	2,334	3,826	3,249	6,964
Total banking and financial services revenues		18,885	19,119	17,284	21,874	24,561	38,004	46,999
FDIC shared-loss expense, net		(18,355)	(18,487)	(20,466)	(15,965)	(19,965)	(36,842)	(32,836)
Net gain (loss) on:
Sales of securities and derivative activities		(511)	4,179	57	(1,152)	(193)	3,668	(1,002)
Early extinguishment of borrowings		-	-	-	-	-	-	1,061
Other	(19)	488	418	258	(1,434)	2,332	906	2,416
Total non-interest income (loss), net		507	5,229	(2,867)	3,323	6,735	5,736	16,638
Non-interest expense:
Compensation and employee benefits		20,707	21,787	22,030	22,590	24,089	42,494	47,338
Rent and occupancy costs		8,605	8,309	8,856	8,270	8,066	16,914	17,282
Merger and restructuring charges	(4)	-	-	4,600	2,252	5,273	-	10,808
General and administrative expenses		30,536	31,308	30,117	30,124	31,259	61,844	59,870
Total non-interest expense		59,848	61,404	65,603	63,236	68,687	121,252	135,298
Income before income taxes		31,922	35,532	29,608	26,204	5,605	67,454	33,923
Income tax expense (benefit)	(5)	10,613	11,785	9,514	6,585	(31,934)	22,398	(24,808)
Net income		21,309	23,747	20,094	19,619	37,539	45,056	58,731
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,838)	(1,838)	(1,838)	(1,838)	(3,676)	(3,676)
Other preferred stock		(1,628)	(1,627)	(1,628)	(1,627)	(1,628)	(3,255)	(3,255)
Net income available to common shareholders		$17,843	$20,282	$16,628	$16,154	$34,073	$38,125	$51,800

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition (2)
		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2014	2014	2013	2013	2013
Cash and cash equivalents		$611,655	$639,806	$703,468	$657,520	$748,313
Securities purchased under agreements to resell		-	-	60,000	85,000	-
Investments:
Trading securities		1,613	1,910	1,869	2,124	2,209
Investment securities available-for-sale, at fair value, with amortized cost of $1,385,438
(March 31, 2014 - $1,437,106; December 31, 2013 - $1,575,043; September 30, 2013 - $1,654,133;
June 30, 2013 - $1,807,335)
Mortgage-backed securities		1,314,677	1,334,865	1,439,539	1,526,485	1,650,165
Other investment securities		104,281	120,820	148,886	150,763	186,064
Total investment securities available-for-sale		1,418,958	1,455,685	1,588,425	1,677,248	1,836,229
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of
$26,844 at June 30, 2014		26,706	-	-	-	-
Federal Home Loan Bank (FHLB) stock, at cost		24,381	24,430	24,450	24,470	22,156
Other investments		65	65	65	65	66
Total investments		1,471,723	1,482,090	1,614,809	1,703,907	1,860,660
Securities sold but not yet delivered		-	-	-	-	16,732
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial
Puerto Rico Government and its dependencies		655,429	718,823	695,996	810,391	531,543
Other Commercial Loans		1,198,618	1,178,287	1,180,886	1,166,950	1,205,179
		1,854,047	1,897,110	1,876,882	1,977,341	1,736,722
Mortgage		1,480,070	1,485,604	1,484,168	1,472,824	1,527,852
Consumer		254,966	247,851	247,539	253,754	246,387
Auto and Leasing		1,054,945	1,058,694	1,060,603	1,065,749	1,067,071
Total loans receivable not covered under shared-loss agreements with the FDIC, gross		4,644,028	4,689,259	4,669,192	4,769,668	4,578,032
Less: Deferred loan costs (fees), net		3,236	2,318	1,035	120	(831)
Total loans receivable not covered under shared-loss agreements with the FDIC		4,647,264	4,691,577	4,670,227	4,769,788	4,577,201
Allowance for loan and lease losses on non-covered loans		(60,360)	(56,183)	(54,298)	(49,614)	(46,625)
Loans receivable held for investment, net		4,586,904	4,635,394	4,615,929	4,720,174	4,530,576
Mortgage loans held for sale	(14)	14,792	19,355	46,529	47,085	78,350
Total loans not covered under shared-loss agreements with the FDIC, net		4,601,696	4,654,749	4,662,458	4,767,259	4,608,926

Loans covered under shared-loss agreements with the FDIC		393,859	402,263	409,690	418,119	423,372
Allowance for loan and lease losses on covered loans		(59,515)	(54,398)	(52,729)	(56,555)	(53,992)
Loans covered under shared-loss agreements with the FDIC, net		334,344	347,865	356,961	361,564	369,380
Total loans, net		4,936,040	5,002,614	5,019,419	5,128,823	4,978,306
Other assets:
FDIC shared-loss indemnification asset		143,660	166,194	189,240	225,581	253,378
Derivative assets		9,558	15,861	20,502	21,345	19,655
Prepaid expenses		19,632	15,531	15,439	16,967	23,568
Deferred tax asset, net		115,003	127,657	137,564	147,968	159,316
Foreclosed real estate and repossessed properties		119,110	110,849	102,607	94,086	91,267
Premises and equipment, net		82,167	83,029	82,903	83,145	84,300
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets		115,528	125,938	125,995	147,487	131,276
Total assets		$7,710,145	$7,855,638	$8,158,015	$8,397,898	$8,452,840

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued) (2)
		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2014	2014	2013	2013	2013
Deposits:
Demand deposits		$2,135,369	$2,188,458	$2,138,005	$2,177,120	$2,294,674
Savings accounts		1,136,155	1,172,117	1,096,271	987,371	909,755
Time deposits		1,151,234	1,227,504	1,320,875	1,651,303	1,687,115
Brokered deposits		718,475	712,913	828,114	794,672	774,092
Total deposits		5,141,233	5,300,992	5,383,265	5,610,466	5,665,636
Borrowings:
Securities sold under agreements to repurchase		1,012,233	1,012,240	1,267,618	1,267,423	1,313,870
Advances from FHLB and other borrowings		364,077	339,397	339,806	340,010	292,306
Federal funds purchased		-	23,712	-	13,202	29,431
Subordinated capital notes		100,797	100,404	100,010	99,486	98,961
Total borrowings		1,477,107	1,475,753	1,707,434	1,720,121	1,734,568
Other liabilities:
Derivative liabilities		13,617	13,830	14,937	16,741	16,701
Acceptances outstanding		17,581	28,152	23,042	31,881	30,571
Accrued expenses and other liabilities		135,405	140,420	144,424	138,963	134,440
Total liabilities		6,784,943	6,959,147	7,273,102	7,518,172	7,581,916
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,730	52,714	52,707	52,691	52,689
Additional paid-in capital		538,936	538,287	538,071	538,231	538,105
Legal surplus		66,438	64,292	61,957	59,867	57,906
Retained earnings		160,055	147,919	133,629	122,747	111,292
Treasury stock, at cost	(23)	(90,712)	(90,743)	(80,642)	(80,642)	(80,834)
Accumulated other comprehensive income, net		21,755	8,022	3,191	10,832	15,766
Total stockholders' equity		925,202	896,491	884,913	879,726	870,924
Total liabilities and stockholders' equity		$7,710,145	$7,855,638	$8,158,015	$8,397,898	$8,452,840

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2014	2014	2013	2013	2013
Acquired loans:	(1)
Non-covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		$1,804,645	$1,900,112	$1,998,913	$2,091,796	$2,445,112
Period-end carrying amount		1,676,677	1,754,041	1,832,213	1,904,324	2,203,272
Average carrying amount		1,720,553	1,805,535	1,881,377	2,155,889	2,368,459
Accounted for under ASC 310-20
Period-end unpaid principal balance		318,970	381,405	420,646	494,286	566,642
Period-end carrying amount		326,602	392,491	435,439	517,842	585,700
Average carrying amount		340,940	424,766	482,396	628,363	849,281
Covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		707,120	750,781	812,672	861,900	897,184
Period-end carrying amount		334,344	347,865	356,961	361,564	369,380
Average carrying amount		343,351	355,531	358,158	366,703	374,611

Total acquired loans
Period-end unpaid principal balance		2,830,735	3,032,298	3,232,231	3,447,982	3,908,938
Period-end carrying amount		2,337,623	2,494,397	2,624,613	2,783,730	3,158,352
Average carrying amount		2,404,844	2,585,832	2,721,931	3,150,955	3,592,351

Non-acquired loans held for investment:
Period-end unpaid principal balance		2,659,198	2,558,795	2,496,751	2,438,310	1,792,786
Period-end carrying amount		2,640,749	2,542,727	2,401,540	2,347,502	1,789,060
Average carrying amount		2,614,537	2,421,514	2,396,008	1,985,790	1,464,918

Total loans
Period-end unpaid principal balance		$5,489,933	$5,591,093	$5,728,982	$5,886,292	$5,701,724
Period-end carrying amount		4,978,372	5,037,124	5,026,153	5,131,232	4,947,412
Average carrying amount		5,019,381	5,007,347	5,117,939	5,136,745	5,057,269

		2014	2014	2013	2013	2013
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Quarterly loan production
Mortgage		$51,999	$50,843	$67,535	$60,676	$101,279
Commercial		45,432	39,769	156,898	365,300	104,538
Consumer		34,530	27,796	23,604	28,586	26,634
Auto and Leasing		89,630	93,750	84,639	94,967	94,737
Total		$221,591	$212,158	$332,676	$549,529	$327,188

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2014 Q2			2014 Q1			2013 Q4			2013 Q3			2013 Q2
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$559,230	$351	0.25%	$482,497	$283	0.24%	$532,753	$366	0.27%	$538,094	$241	0.18%	$541,038	$242	0.18%
Investment securities	1,393,523	12,606	3.63%	1,619,020	14,160	3.55%	1,652,016	13,241	3.18%	1,764,118	11,548	2.60%	1,938,053	10,956	2.27%
Loans
Non-acquired loans	2,614,537	43,083	6.61%	2,421,514	39,003	6.53%	2,396,008	37,543	6.22%	1,985,790	30,678	6.13%	1,464,918	23,362	6.40%
Acquired loans accounted for under ASC 310-30	1,720,553	39,714	9.26%	1,805,535	40,269	9.05%	1,881,377	48,731	10.28%	2,155,889	48,351	8.90%	2,368,459	54,427	9.22%
Acquired loans accounted for under ASC 310-20	340,940	5,267	6.20%	424,766	5,971	5.70%	482,396	6,291	5.17%	628,363	8,624	5.45%	849,281	13,316	6.29%
Loans not covered under shared-loss agreements with the FDIC	4,676,030	88,064	7.55%	4,651,816	85,243	7.43%	4,759,781	92,565	7.72%	4,770,042	87,653	7.29%	4,682,658	91,105	7.80%
Loans covered under shared-loss agreements with the FDIC	343,351	24,879	29.06%	355,531	23,388	26.68%	358,158	25,885	28.67%	366,703	21,657	23.43%	374,611	23,999	25.70%
Total loans	5,019,381	112,943	9.03%	5,007,347	108,631	8.80%	5,117,939	118,450	9.18%	5,136,745	109,310	8.44%	5,057,269	115,104	9.13%
Total interest-earning assets	$6,972,134	$125,900	7.24%	$7,108,864	$123,074	7.02%	$7,302,708	$132,057	7.17%	$7,438,957	$121,099	6.46%	$7,536,360	$126,302	6.72%

Interest bearing liabilities:
Deposits
Demand deposits	$2,147,931	$2,208	0.41%	$2,160,959	$2,324	0.44%	$2,194,780	$2,665	0.48%	$2,238,164	$2,778	0.49%	$2,159,859	$1,966	0.37%
Savings accounts	1,168,911	2,192	0.75%	1,128,703	2,296	0.82%	1,058,152	2,347	0.88%	941,892	2,313	0.97%	893,804	3,015	1.35%
Time deposits	1,192,447	3,972	1.34%	1,293,344	4,405	1.38%	1,512,962	5,553	1.46%	1,674,495	6,530	1.55%	1,700,949	6,683	1.58%
Brokered deposits	709,374	1,468	0.83%	751,558	1,516	0.82%	771,248	1,610	0.83%	799,723	1,679	0.83%	858,199	1,790	0.84%
	5,218,663	9,840	0.76%	5,334,564	10,541	0.80%	5,537,142	12,175	0.87%	5,654,274	13,300	0.93%	5,612,811	13,454	0.96%
Purchase accounting and other adjustments	-	(675)	-	-	(1,563)	-	-	(1,954)	-	-	(1,968)	-	-	(3,967)	-
Total deposits	5,218,663	9,165	0.70%	5,334,564	8,978	0.68%	5,537,142	10,221	0.73%	5,654,274	11,332	0.80%	5,612,811	9,487	0.68%
Borrowings
Securities sold under agreements to repurchase	1,010,000	7,372	2.93%	1,156,747	7,411	2.60%	1,265,000	7,680	2.41%	1,268,544	7,211	2.26%	1,356,716	7,109	2.10%
Advances from FHLB and other borrowings	360,130	2,289	2.55%	375,862	2,295	2.48%	377,422	2,344	2.46%	366,964	2,321	2.51%	408,019	2,241	2.20%
Subordinated capital notes	100,539	996	3.97%	100,173	992	4.02%	99,693	1,141	4.54%	99,261	1,144	4.57%	98,648	1,170	4.76%
Total borrowings	1,470,669	10,657	2.91%	1,632,782	10,698	2.66%	1,742,115	11,165	2.54%	1,734,769	10,676	2.44%	1,863,383	10,520	2.26%
Total interest-bearing liabilities	$6,689,332	$19,822	1.19%	$6,967,346	$19,676	1.15%	$7,279,257	$21,386	1.17%	$7,389,043	$22,008	1.18%	$7,476,194	$20,007	1.07%
Interest rate spread		$106,078	6.05%		$103,398	5.87%		$110,671	6.00%		$99,091	5.28%		$106,295	5.65%
Net interest margin			6.10%			5.90%			6.01%			5.28%			5.66%

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2014 YTD			2013 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$574,509	$634	0.22%	$556,054	$550	0.20%
Investment securities	1,505,650	26,766	3.58%	2,022,632	23,784	2.37%
Loans
Non-acquired loans	2,518,566	82,015	6.57%	1,379,302	43,738	6.39%
Acquired loans accounted for under ASC 310-30	1,762,810	79,983	9.15%	2,461,322	102,096	8.36%
Acquired loans accounted for under ASC 310-20	382,621	11,309	5.96%	860,016	26,078	6.11%
Loans not covered under shared-loss agreements with the FDIC	4,663,997	173,307	7.49%	4,700,641	171,912	7.38%
Loans covered under shared-loss agreements with the FDIC	349,406	48,267	27.86%	382,762	44,228	23.30%
Total loans	5,013,403	221,574	8.91%	5,083,403	216,140	8.57%
Total interest-earning assets	$7,093,562	$248,974	7.08%	$7,662,089	$240,474	6.33%

Interest bearing liabilities:
Deposits
Demand deposits	$2,154,409	$4,531	0.42%	$2,189,327	$5,707	0.53%
Savings accounts	1,148,918	4,488	0.79%	877,442	4,822	1.11%
Time deposits	1,242,617	8,378	1.36%	1,687,086	13,936	1.67%
Brokered deposits	730,349	2,984	0.82%	857,330	3,779	0.89%
	5,276,293	20,381	0.78%	5,611,185	28,244	1.02%
Purchase accounting and other adjustments	-	(2,238)	-	-	(8,820)	-
Total deposits	5,276,293	18,143	0.69%	5,611,185	19,424	0.70%
Borrowings
Securities sold under agreements to repurchase	1,082,968	14,784	2.75%	1,440,679	14,357	2.01%
Advances from FHLB and other borrowings	367,953	4,583	2.51%	468,357	3,954	1.70%
Subordinated capital notes	100,357	1,988	3.99%	121,029	2,830	4.72%
Total borrowings	1,551,278	21,355	2.78%	2,030,065	21,141	2.10%
Total interest-bearing liabilities	$6,827,571	$39,498	1.17%	$7,641,250	$40,565	1.07%
Interest rate spread		$209,476	5.91%		$199,909	5.26%
Net interest margin			5.96%			5.26%

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
		2014	2014	2013	2013	2013
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Net Charge-offs
Mortgage:
Charge-offs	(20)	$987	$1,214	$3,102	$1,758	$29,119
Recoveries		(88)	(148)	(6)	-	-
Total mortgage		899	1,066	3,096	1,758	29,119
Commercial:
Charge-offs		543	419	211	2,234	2,887
Recoveries		(115)	(98)	(91)	(28)	(234)
Total commercial		428	321	120	2,206	2,653
Consumer:
Charge-offs		1,397	838	451	465	323
Recoveries		(244)	(147)	(23)	(37)	(43)
Total consumer		1,153	691	428	428	280
Auto and Leasing:
Charge-offs		5,956	4,645	2,496	1,305	709
Recoveries		(2,136)	(1,524)	(713)	(639)	(209)
Total auto and leasing		3,820	3,121	1,783	666	500
Total		$6,300	$5,199	$5,427	$5,058	$32,552
Net Charge-off Rates
Mortgage		0.46%	0.57%	1.66%	0.92%	14.50%
Commercial		0.14%	0.11%	0.04%	1.04%	2.71%
Consumer		3.13%	2.16%	1.46%	1.75%	1.44%
Auto and Leasing		3.15%	2.99%	2.02%	0.98%	1.04%
Total		0.96%	0.86%	0.91%	1.02%	8.89%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$749,676	$746,868	$731,345	$714,568	$726,666
GNMA's buy-back option program		38,329	35,282	34,920	32,511	32,513
Total mortgage		788,005	782,150	766,265	747,079	759,179
Commercial		1,183,172	1,170,145	1,127,657	1,173,212	702,270
Consumer		161,538	142,492	127,744	113,509	94,519
Auto and Leasing		508,034	447,940	379,874	313,702	233,092
Total		$2,640,749	$2,542,727	$2,401,540	$2,347,502	$1,789,060
Average Loans Held For Investment
Mortgage		$773,425	$753,248	$744,989	$763,929	$803,272
Commercial		1,209,346	1,121,953	1,180,142	852,395	392,261
Consumer		147,230	128,239	117,391	97,738	77,948
Auto and Leasing		484,536	418,074	353,486	271,727	191,438
Total		$2,614,537	$2,421,514	$2,396,008	$1,985,790	$1,464,918

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2014	2014	2013	2013	2013
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Early Delinquency (30 - 89 days past due)
Mortgage	(16) (17)	$70,453	$67,016	$72,028	$69,919	$77,728
Commercial		4,258	2,419	9,581	4,560	12,804
Consumer		2,797	2,995	2,665	1,983	835
Auto and Leasing		50,667	42,347	34,968	21,186	10,901
Total		$128,175	$114,777	$119,242	$97,648	$102,268
Early Delinquency Rates (30 - 89 days past due)
Mortgage	(16) (17)	8.94%	8.57%	9.40%	9.36%	10.24%
Commercial		0.36%	0.21%	0.85%	0.39%	1.82%
Consumer		1.73%	2.10%	2.09%	1.75%	0.88%
Auto and Leasing		9.97%	9.45%	9.21%	6.75%	4.68%
Total		4.85%	4.51%	4.97%	4.16%	5.72%
Total Delinquency (30 days and over past due)
Mortgage:	(16) (17)
Traditional, Non traditional, and Loans under Loss Mitigation		$115,180	$107,908	$111,263	$102,672	$114,452
GNMA's buy-back option program		38,329	35,282	34,920	32,511	32,513
Total mortgage		153,509	143,190	146,183	135,183	146,965
Commercial		12,437	10,865	24,738	27,249	26,251
Consumer		3,923	3,674	3,315	2,408	1,205
Auto and Leasing		57,620	48,219	40,057	23,822	11,997
Total		$227,489	$205,948	$214,293	$188,662	$186,418
Total Delinquency Rates (30 days and over past due)
Mortgage:	(16) (17)
Traditional, Non traditional, and Loans under Loss Mitigation		14.62%	13.80%	14.52%	13.74%	15.08%
GNMA's buy-back option program		4.86%	4.51%	4.56%	4.35%	4.28%
Total mortgage		19.48%	18.31%	19.08%	18.09%	19.36%
Commercial		1.05%	0.93%	2.19%	2.32%	3.74%
Consumer		2.43%	2.58%	2.60%	2.12%	1.27%
Auto and Leasing		11.34%	10.76%	10.54%	7.59%	5.15%
Total		8.61%	8.10%	8.92%	8.04%	10.42%
Nonperforming Assets	(21)
Mortgage	(16) (17)	$57,314	$51,728	$51,058	$45,596	$55,667
Commercial		23,506	23,792	22,830	30,838	32,430
Consumer		1,454	1,084	805	490	324
Auto and Leasing		7,300	6,047	5,089	2,661	35
Total nonperforming loans		89,574	82,651	79,782	79,585	88,456
Foreclosed real estate		13,920	14,592	16,009	19,164	18,995
Other repossessed assets		7,317	5,542	3,266	605	144
Mortgage loans held for sale		-	1,554	-	654	26,586
Total nonperforming assets		$110,811	$104,339	$99,057	$100,008	$134,181
Nonperforming Loan Rates
Mortgage	(16) (17)	7.27%	6.61%	6.66%	6.10%	7.33%
Commercial		1.99%	2.03%	2.02%	2.63%	4.62%
Consumer		0.90%	0.76%	0.63%	0.43%	0.34%
Auto and Leasing		1.44%	1.35%	1.34%	0.85%	0.02%
Total loans		3.39%	3.25%	3.32%	3.39%	4.94%

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter Ended June 30, 2014
					Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Non-acquired loans
Balance at beginning of period		$19,511	$13,994	$7,135	$8,731	$136	$49,507
Provision for loan and lease losses		450	(1,143)	1,905	6,216	3	7,431
Charge-offs		(987)	(543)	(1,397)	(5,956)	-	(8,883)
Recoveries		88	115	244	2,136	-	2,583
Balance at end of period		$19,062	$12,423	$7,887	$11,127	$139	$50,638
Allowance coverage ratio		2.42%	$1.05%	$4.88%	$2.19%	$0.01%	$1.92%

Acquired
Acquired loans accounted for under ASC 310-30
Balance at beginning of period		-	$2,653	$405	$-	$-	$3,058
Provision for loan and lease losses, net		$-	$3,563	$(343)	$-	$-	$3,220
Balance at end of period		-	$6,216	$62	$-	$-	$6,278

Acquired loans accounted for under ASC 310-20
Balance at beginning of period			$867	$504	$2,247	$-	$3,618
Provision for loan and lease losses			(323)	1,662	1,230	-	2,569
Charge-offs			(110)	(1,952)	(1,370)	-	(3,432)
Recoveries			30	124	535	-	689
Balance at end of period			$464	$338	$2,642	$-	$3,444

Total non-covered loans
Balance at beginning of period		$19,511	$17,514	$8,044	$10,978	$136	$56,183
Provision for loan and lease losses		450	2,097	3,224	7,446	3	13,220
Charge-offs	(20)	(987)	(653)	(3,349)	(7,326)	-	(12,315)
Recoveries		88	145	368	2,671	-	3,272
Balance at end of period		$19,062	$19,103	$8,287	$13,769	$139	$60,360

Covered loans
Balance at beginning of period		$14,221	$39,562	$615	$-	$-	$54,398
Provision for loan and lease losses, net		411	1,184	-	-	-	1,595
FDIC shared-loss portion of provision for covered loan and lease losses, net		292	3,230	-	-	-	3,522
Balance at end of period		$14,924	$43,976	$615	$-	$-	$59,515

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended June 30, 2014
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$278,468	$82,637	$35,005	$74,635	$11,256	$482,001
Accretion	(9,363)	(12,217)	(5,973)	(10,593)	(1,568)	(39,714)
Transfers (to) from non-accretable discount	-	71	1,640	578	30	2,319
Balance at end of period	$269,105	$70,491	$30,672	$64,620	$9,718	$444,606

Non-Accretable Discount
Balance at beginning of period	$458,648	$41,551	$7,248	$29,328	$26,519	$563,294
Principal losses	(2,859)	(430)	(220)	(1,471)	(1,271)	(6,251)
Transfers from (to) accretable yield	-	(71)	(1,640)	(578)	(30)	(2,319)
Balance at end of period	$455,789	$41,050	$5,388	$27,279	$25,218	$554,724

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$54,619	$83,200	$209	$7,332	$2,407	$147,767
Accretion	(4,033)	(17,141)	(1,070)	(2,377)	(259)	(24,880)
Transfers from (to) non-accretable discount	-	4,168	861	145	-	5,174
Balance at end of period	$50,586	$70,227	$-	$5,100	$2,148	$128,061

Non-Accretable Discount
Balance at beginning of period	$31,340	$67,136	$-	$-	$8,847	$107,323
Principal losses	(1,481)	(16,372)	861	145	(78)	(16,925)
Transfers (to) from accretable yield	-	(4,168)	(861)	(145)	-	(5,174)
Balance at end of period	$29,859	$46,596	$-	$-	$8,769	$85,224

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2014	2014	2013	2013	2013
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$914,395	$894,636	$881,131	$868,314	$864,654
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$748,525	$728,766	$715,261	$702,444	$698,784
Less: Average intangible assets	(97,252)	(97,792)	(98,367)	(99,048)	(99,660)
Average tangible common equity	$651,273	$630,974	$616,894	$603,396	$599,124
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$925,202	$896,491	$884,913	$879,726	$870,924
Less: Intangible assets	(96,896)	(97,439)	(97,981)	(98,625)	(99,270)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$662,436	$633,182	$621,062	$615,231	$605,784

Common stock outstanding at end of period	45,023	45,004	45,677	45,661	45,640
Tangible book value	$14.71	$14.07	$13.60	$13.47	$13.27
Total Assets to Tangible Assets
Total assets	$7,710,145	$7,855,638	$8,158,015	$8,397,898	$8,452,840
Less: Intangible assets	(96,896)	(97,439)	(97,981)	(98,625)	(99,270)
Tangible assets	$7,613,249	$7,758,199	$8,060,034	$8,299,273	$8,353,570
Non-GAAP TCE Ratio
Tangible common equity	$662,436	$633,182	$621,062	$615,231	$605,784
Tangible assets	7,613,249	7,758,199	8,060,034	8,299,273	8,353,570
TCE ratio	8.70%	8.16%	7.71%	7.41%	7.25%

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

	2014	2014	2013	2013	2013
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Regulatory Capital Ratios
Total stockholders' equity	$925,202	$896,491	$884,913	$879,726	$870,924
Less: Unrealized gains on available-for-sale securities, net of income tax	(29,759)	(16,034)	(11,434)	(20,324)	(25,400)
Unrealized losses on cash flow hedges, net of income tax	8,004	8,013	8,243	9,492	9,634
Disallowed goodwill and other intangible assets	(96,896)	(97,439)	(97,981)	(98,625)	(89,584)
Disallowed deferred tax assets	(66,362)	(79,016)	(80,430)	(89,275)	(96,473)
Disallowed servicing assets	(1,365)	(1,397)	(1,380)	(1,365)	(1,299)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tier 1 common equity capital	572,954	544,749	536,062	513,759	501,932
Plus: Qualifying noncumulative perpetual preferred stock	176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs	(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	773,824	745,618	736,931	714,629	702,802
Plus: Long-term debt qualifying as Tier 2 capital	26,800	26,800	26,800	26,800	40,200
Qualifying allowance for loan and lease losses	63,166	63,749	64,746	63,292	62,683
Tier 2 capital	89,966	90,549	91,546	90,092	102,883
Total risk-based capital	$863,790	$836,168	$828,477	$804,721	$805,685

Risk-weighted assets	$4,994,378	$5,050,672	$5,134,538	$5,019,563	$4,975,818

Leverage ratio	10.26%	9.51%	9.11%	8.74%	8.54%
Tier 1 common ratio	11.47%	10.79%	10.44%	10.24%	10.09%
Tier 1 risk-based capital ratio	15.49%	14.76%	14.35%	14.24%	14.12%
Total risk-based capital ratio	17.30%	16.56%	16.14%	16.03%	16.19%

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(3)	Total bankinig and financial services revenues
(4)

Results include merger and restructuring expenses, which include (1) planned integration and other activities related to the BBVAPR acquisition, and (2) organizational restructuring initiatives. The total acquisition related expense for 2013 was $17.5 million.

(5)

Tax benefit for Q2 2013 includes three items:  (i) $35.7 million gain from an increase in OFG's Deferred Tax Asset as a result of the Tax Amendments, which raised corporate income taxes to 39% from 30%; (ii) Q2 2013 income taxes at OFG's effective tax rate of 35.5%; and (iii) an amount to bring the Q1 2013 effective rate up to 35.5%, from the previously recorded 25.2%.

(6)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(7)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(8)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(9)	Information includes all loans, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(10)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(11)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(12)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(13)

Calculated based on non-interest expense, excluding merger and restructuring charges, for the period divided by total net interest income and total banking and financial services revenues for the period.

(14)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(15)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(16)	Ratios for Q2 2013 do not include $59.0 million of non-performing residential mortgage loans reclassified to held-for-sale during the quarter. These loans were sold during Q3 2013.
(17)	During Q1 2014, the Company changed its methodology for determining mortgage delinquency from calendar days to installments.
(18)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(19)	Results for Q3 2013 includes $1.4 million loss from the sale of Oriental non-acquired non-performing residential mortgage loans held-for-sale.
(20)	Results for Q2 2013 includes $27.0 million charge-offs due to the reclassification to held-for-sale of non-performing residential mortgage loans with unpaid principal balance of $59.0 million.
(21)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(22)	The Board of directors increased OFG's regular quarterly dividend per common share to $0.08 per share during Q4 2013.
(23)	During Q1 2014, the Company purchased 707,400 shares under the current stock repurchase program for a total of $10.4 million, at an average price of $14.66 per share.